SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: April 30, 1997



                                  CONSECO, INC.

                             State of Incorporation:
                                     Indiana


       Commission File Number                        IRS Employer Id. Number
            No. 1-9250                                    No. 35-1468632

                     Address of Principal Executive Offices:
                         11825 North Pennsylvania Street
                              Carmel, Indiana 46032

                                  Telephone No.
                                 (317) 817-6100





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ITEM 5.  OTHER EVENTS.

     On April 30, 1997, Conseco, Inc. ("Conseco") and Leucadia National Corporation ("Leucadia") entered into an agreement under which Conseco will acquire Leucadia's Colonial Penn Life Insurance Company unit, a direct marketer of whole life insurance to senior citizens, for $460 million in cash and notes. The transaction, which is subject to customary terms and conditions, including regulatory approvals, is expected to be completed in the third quarter of 1997. Leucadia's Colonial Penn Life Insurance Company unit has total assets of approximately $1.0 billion.
















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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: April 30, 1997

                                         CONSECO, INC.




                                          By:  /s/ ROLLIN M. DICK
                                               ----------------------
                                               Rollin M. Dick
                                               Executive Vice President
                                                 and Chief Financial Officer











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